Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement  on Form S-8 (No. 333-181358) and Form S-3 (No. 333-192754) of Cempra, Inc. of our report dated February 26, 2015, relating to the financial statements, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP
Raleigh, North Carolina
February 26, 2015